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                                                                     EXHIBIT 2.6

                               SECURITY AGREEMENT

                  This SECURITY AGREEMENT (this "AGREEMENT") is made as of the 1st day of October 2002, by CRESCENT OPERATING, INC., a Delaware corporation, ("DEBTOR"), in favor of Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("SECURED PARTY"), whose address is 2100 Main Street, Fort Worth, Texas 76102.

                                   WITNESSETH:

                  WHEREAS, concurrently herewith, Borrower has made to the order of Secured Party a Secured Promissory Note in the principal amount of Two Million Nine Hundred Thousand Dollars ($2,900,000.00) (the "Note");

                  WHEREAS, the Note describes certain conditions under which amounts may be advanced by Secured Party to Borrower, and the terms under which such amounts, with interest thereon, are to be repaid by Borrower to Secured Party; and

                  WHEREAS, as a condition to accepting the Note from the Borrower, and for its agreement to advance funds in accordance with the terms of the Note, Secured Party has required that Borrower secure its obligations under the Note, upon the terms and conditions as hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby covenants and agrees for the benefit of Secured Party as follows:

         1. Collateral: As security for the prompt and complete payment and performance when due (whether at stated maturity, or by acceleration in accordance with the terms of the Note) of all the Obligations (as hereinafter defined) and to induce Secured Party to advance funds pursuant to the Note to Borrower, subject to the terms and conditions of this Agreement, Borrower hereby grants to Secured Party a continuing first priority security interest in all of such Borrower's right, title and interest in and to the claim, thing in action, general intangible and other collateral more particularly described in Exhibit A attached hereto, together with any and all profits, proceeds, products, offspring, revenues, income, distributions, compensation, fees, payments and settlement amounts, of any kind or nature and in any form whatsoever, of the foregoing, and all rights to receive any of the foregoing, now or hereafter distributable or payable to the Borrower (the "COLLATERAL").

         2. Obligations: As used herein, the term "OBLIGATIONS" shall mean, collectively:

                  (a) All obligations of Borrower under or in connection with the Note and this Agreement, direct or indirect, absolute or contingent, now existing or hereafter arising in connection therewith, including, but not limited to, payment to Secured Party of all amounts payable under the Note, including the unpaid principal balance of the Note, all accrued and unpaid interest thereon, and any other amounts due thereunder, and the payment, performance and observance of any other obligation, term or condition under the Note or under this Agreement; or


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                  (b) All expenditures made or incurred by Secured Party to
protect and maintain the Collateral and to enforce its rights under this Agreement, as more fully set forth herein.

         3. Representations of Borrower: Borrower represents and warrants to Secured Party that:

                  (a) Borrower owns the Collateral free and clear of all liens, security interests, adverse claims and encumbrances other than (i) the security interest created or permitted hereby, (ii) any security interest granted to any lender, equity investor, ground lessor or other party having an interest in the property owned by the Borrower and disclosed to secured party prior to the date hereof;

                  (b) No financing statement covering any of the Collateral is on file in any public office except with respect to any security interest permitted under Paragraph 3(a) above;

                  (c) True and correct copies of the documents governing the claim and other collateral more particularly described in EXHIBIT A attached hereto have heretofore been submitted to Secured Party, and the same has not been amended and are in full force and effect; and

                  (d) The execution, delivery and performance of this Agreement will not violate any law, agreement or document governing Borrower or to which Borrower is a party, except to the extent that a written consent thereto, in form satisfactory to Secured Party, has been obtained prior to the date thereof.

         4. Warranties and Covenants of Borrower: Except as may otherwise be set forth herein, Borrower warrants, covenants and agrees that:

                  (a) Borrower shall not sell, pledge, hypothecate, transfer, lease, assign, abandon or otherwise dispose of any of the Collateral or any interest therein.

                  (b) Borrower shall keep the Collateral free of liens, security interests and encumbrances other than the security interest created or permitted hereby.

                  (c) Borrower shall not use the Collateral in violation of any applicable statute, ordinance or insurance policy.

                  (d) Borrower shall diligently and continuously pursue its rights with respect to the Collateral and shall defend the Collateral against the claims and demands of all Persons. "PERSONS" shall mean any individual, estate, trust, corporation, association, governmental entity, limited liability company, unincorporated association, partnership or joint venture.

                  (e) Borrower shall pay promptly and before delinquency all taxes and assessments with respect to the Collateral and shall deliver to Secured Party, on demand, a receipt or other evidence reasonably satisfactory to Secured Party of the payment thereof.


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                  (f) Secured Party, at its option and after reasonable notice to Borrower (provided that the giving of such notice shall not cause Secured Party to incur late fees, penalties or other costs related to any discharge to which this subsection (f) applies), may discharge taxes, liens, security interests and other encumbrances against the Collateral if not paid when due. Borrower shall reimburse Secured Party within ten (10) days following delivery of written notice from Secured Party for any such payments made by Secured Party, plus interest thereon at the Default Interest Rate (as hereinafter defined). Any such payments made by Secured Party, together with interest thereon, shall be secured by the Collateral as provided herein. "DEFAULT INTEREST RATE" shall mean 5.03% per annum.

                  (g) From time to time, Borrower shall execute financing statements and any other documents in form satisfactory to Secured Party (and pay the cost of filing or recording thereof in whatever public offices Secured Party deems necessary) and perform such other acts as Secured Party may reasonably request to perfect and maintain a valid security interest in the Collateral, including, upon Secured Party's request, transferring to Secured Party any Collateral in which a security interest may be perfected only by taking possession thereof.

                  (h) Borrower shall not change its name or otherwise do anything which would make the information set forth in the financing statements relating to the Collateral materially misleading without immediately notifying Secured Party of the same.

                  (i) The Borrower shall not commence or join with any of its creditors in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against the Borrower, or become a party to any case, action, suit or proceeding which may hinder or impair the recourse of Secured Party to the Collateral except to the extent permitted under that certain Settlement Agreement, dated as of February 14, 2002, as amended, to which each of Borrower and Secured Party are parties.

         5. Events Of Default: Each "Event of Default" listed in Section 6 of the Note shall constitute an "EVENT OF DEFAULT" hereunder. In addition, any breach or violation of any material warranty or covenant in this Agreement, or the inaccuracy of any representation herein as of the date when it is made, shall constitute an Event of Default hereunder.

         6. Rights And Remedies: Upon the occurrence of an Event of Default, Secured Party shall be entitled to exercise any and all rights and remedies of secured parties under the Uniform Commercial Code ("UCC") for the State of Texas, as well as any and all other rights and remedies available to secured creditors at law or in equity, including actions for damages or specific performance.

         7. General Provisions:

                  (a) Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing and shall be made as provided in Section 10.01 of that certain Settlement Agreement, dated as of February 14, 2002, entered into by and among the Secured Party, Crescent Real Estate Equities Company, the Borrower, Rosestar Management LLC, Canyon Ranch Leasing, L.L.C., Wine Country Hotel, LLC d/b/a Vintage


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Resorts, LLC, Rosestar Southwest, LLC and COI Hotel Group, Inc., as amended on the date hereof by that certain First Amendment to Settlement Agreement.

                  (b) Survival. To the fullest extent permitted by law, this Agreement shall be deemed to be continuing in nature and shall remain in full force and effect until all the Obligations have been paid and performed in full.

                  (c) Rights Cumulative. Secured Party's rights under this Agreement shall be in addition to all rights of Secured Party under the Note.

                  (d) Attorneys' Fees. In the event it is necessary for Secured Party to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion thereof, if Secured Party is the prevailing party, Borrower agrees to pay to Secured Party any and all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, costs and disbursements, incurred by Secured Party as a result thereof and such costs, fees and expenses shall be included in costs.

                  (e) Covenant of Borrower. Borrower covenants and agrees that, upon the commencement of a voluntary or involuntary bankruptcy, insolvency or reorganization proceeding by or against the Borrower, Borrower shall not oppose, or cause any other person or entity to oppose, any request by Secured Party for relief from any automatic stay of the enforcement by Secured Party of any of its rights hereunder or under the Note which may arise in connection with the commencement of any such proceeding. Borrower acknowledges that Secured Party has given consideration for the covenant contained in this Section 7(e) and that Secured Party has agreed to provide additional advances to Borrower in reliance upon the covenant contained in the Section 7(e).

                  (f) Assignment. Secured Party may assign this Agreement to an affiliate or in connection with an assignment of the Obligations. Borrower may not assign its interests and obligations hereunder without Secured Party's prior written consent, which consent may be withheld in Secured Party's sole discretion, and any such attempted assignment without Secured Party's consent shall be null and void.

                  (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING THE CHOICE OF LAW PROVISIONS THEREOF THAT WOULD PROVIDE FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION) FROM TIME TO TIME IN EFFECT.

                  (h) VENUE; JURISDICTION; JURY TRIAL WAIVER. SECURED PARTY AND DEBTOR HEREBY:

                           A. CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN TEXAS;


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                           B.       AGREE THAT THE EXCLUSIVE VENUE OF ANY
                                    PROCEEDING RESPECTING THIS NOTE, THE RIGHTS
                                    AND OBLIGATIONS OF THE PARTIES UNDER THIS
                                    AGREEMENT, AND ANY DISPUTE BETWEEN THE
                                    DEBTOR, ON THE ONE HAND, AND THE SECURED
                                    PARTY, ON THE OTHER, SHALL BE A COURT OF
                                    COMPETENT JURISDICTION LOCATED IN TARRANT
                                    COUNTY, TEXAS, PROVIDED THAT IF NO COURT IN
                                    TARRANT COUNTY, TEXAS, WILL ACCEPT
                                    JURISDICTION OF ANY SUCH PROCEEDING, THE
                                    PARTY INITIATING THE PROCEEDING SHALL HAVE
                                    THE RIGHT TO RE-INSTITUTE SUCH PROCEEDING IN
                                    ANY OTHER STATE OR FEDERAL COURT OF
                                    COMPETENT JURISDICTION IN THE STATE OF
                                    TEXAS; AND

                           C. IRREVOCABLY WAIVE THEIR RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND AGREE THAT THE FOREGOING WAIVER OF TRIAL BY JURY IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE DEBTOR AND THE SECURED PARTY AND THE DEBTOR ACKNOWLEDGES THAT NEITHER THE DEBTOR NOR ANY PERSON ACTING ON BEHALF OF THE DEBTOR HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT, AND THE DEBTOR AND THE SECURED PARTY FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL, AND THE DEBTOR AND THE SECURED PARTY FURTHER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATION OF THIS PROVISION.

                  (i) Defined Terms. Unless the context otherwise requires, or unless otherwise defined herein, all terms used herein which are defined in the UCC shall have the meanings therein stated.



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                  (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

         IN WITNESS WHEREOF, Borrower has executed this Agreement as of the day and year first above written.

ATTEST:                                    Crescent Operating, Inc., a Delaware
                                           corporation


By:                                        By:    /s/ JEFFREY L. STEVENS
       -----------------------------              -----------------------------
Name:                                      Name:  Jeffrey L. Stevens
       -----------------------------
Title:                                     Title: President
       -----------------------------

ACCEPTED:

CRESCENT REAL ESTATE EQUITIES
LIMITED PARTNERSHIP                        Date: October 1, 2002.

By Crescent Real Estate Equities Ltd.,
its general partner


By:    /s/ DAVID DEAN
       -----------------------------
Name:  David Dean
       -----------------------------
Title: Executive Vice President,
       Law and Administration
       -----------------------------